                                                                 EXHIBIT 10.31.1




                        AMENDED, RESTATED, CONSOLIDATED
                      AND INCREASED MASTER PROMISSORY NOTE


         THIS AMENDED, RESTATED, CONSOLIDATED AND INCREASED MASTER PROMISSORY
NOTE is made this 23rd, day of December, 1997, by SUNRISE EAST ASSISTED LIVING LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the Commonwealth of Virginia (the "Borrower") and NATIONSBANK, N.A. as agent (the "Agent") for itself and for certain additional lenders (collectively with the Agent, the "Lenders") who are participating in a bank group pursuant to an Amended and Restated Agency Agreement of even date herewith (as amended, restated or substituted from time to time, the "Agency Agreement").

                                    RECITALS

         A. The Borrower obtained from the Agent and certain other lenders (collectively, the "Original Lenders") a credit facility in the maximum principal sum of $90,000,000 (the "Original Credit Facility") which was a non-revolving line of credit pursuant to which the Borrower could obtain certain construction/interim loans (each a "Facility Loan;" collectively, the "Facility Loans") for assisted living facilities and independent living facilities. The Original Credit Facility has been evidenced by a Master Promissory Note dated June 13, 1996 as amended pursuant to a First Amendment to Master Promissory Note dated September 5, 1996 and by a Second Amendment to Master Promissory Note dated March 31, 1997 (collectively, the "Master Note").

         B. In connection with the making of each Facility Loan, the Borrower executed a promissory note in the maximum principal sum of each Facility Loan (each a "Facility Note" and collectively, the "Facility Notes"). Availability under the Master Note was reduced by the principal sum of each Facility Note. As of the date hereof, seven (7) Facility Loans have been made under the Original Credit Facility evidenced by eight (8) notes as hereinafter described. The assisted or independent living facilities for which Facility Loans were obtained is referred to herein by its location and word "Facility."

         C. The Borrower obtained a construction/interim loan for the Franconia Facility evidenced by a Note dated June 13, 1996 in the maximum principal sum of $7,940,400 (the "Franconia Note") which is secured by, among other things a Credit Line Deed of Trust, Assignment and Security Agreement also dated June 13, 1996 (the "Franconia Deed of Trust") in favor of trustees designated by the Agent and recorded in the Land Records of Fairfax County, Virginia in Deed Book 9749, Page 1562. A principal balance of $100,000 remains outstanding under the Franconia Note.

         D. The Borrower obtained a construction/interim loan for the Granite Run Facility evidenced by a Note dated June 13, 1996 in the maximum principal sum of $7,688,000 (the "Granite Run Note") which is secured by, among other things an Open-End Mortgage, Assignment and Security Agreement also dated June 13, 1996 (the "Granite Run Deed of Trust") and recorded in the Land Records of Delaware County, Pennsylvania in Volume 1500, Page 1704 and re-recorded in Volume 1526, Page 977. A principal balance of $100,000 remains outstanding under the Granite Run Note.

         E. The Borrower obtained a construction/interim loan for the Abington Assisted Living Facility evidenced by a Note dated June 13, 1996 in the maximum principal sum of $8,995,000 (the "Abington Assisted Note") which is secured by, among other things an Open-End Mortgage, Assignment and Security Agreement also dated June 13, 1996 (the "Abington Deed of Trust") and recorded in the Land Records of Montgomery County, Pennsylvania in Deed Book 7783, Page
849. A principal balance of $100,000 remains outstanding under the Abington Assisted Note.

         F. The Borrower obtained a construction/interim loan for the Abington Independent Living Facility evidenced by a Note dated June 13, 1996 in the maximum principal sum of $4,430,000 (the "Abington Independent Note") which is also secured by, among other things the Abington Deed of Trust. A principal balance of $100,000 remains outstanding under the Abington Independent Note. The Loans evidenced by the Abington Assisted Note and the Abington Independent Note are treated as one Loan.

         G. The Borrower obtained a construction/interim loan for the Morris Plains Facility evidenced by a Note dated September 5, 1996 in the maximum principal sum of $7,993,000 (the "Morris Plains Note") which is secured by, among other things a Mortgage, Assignment and Security Agreement also dated September 5, 1996 (the "Morris Plains Deed of Trust") and recorded in the Land Records of Morris County, New Jersey in Deed Book 6632, Page 58. A principal balance of $100,000 remains outstanding under the Morris Plains Note.

         H. The Borrower obtained a construction/interim loan for the Wayne Facility evidenced by a Note dated September 5, 1996 in the maximum principal sum of $8,020,000 (the "Wayne Note") which is secured by, among other things a Mortgage, Assignment and Security Agreement also dated September 5, 1996 (the "Wayne Deed of Trust") and recorded in the Land Records of Passaic County, New Jersey in Mortgage Book 0-164, Page 17. A principal balance of $100,000 remains outstanding under the Wayne Note.

         I. The Borrower obtained a loan for the Old Tappan Facility evidenced by a Note dated September 5, 1996 in the maximum principal sum of $8,300,000 (the "Old Tappan Note") which is secured by, among other things a Mortgage, Assignment and Security Agreement also dated September 5, 1996 (the "Old Tappan Deed of Trust") and recorded in the Land Records of Bergen County, New Jersey in Mortgage Book 9272, Page 700. A principal balance of $100,000 remains outstanding under the Old Tappan Note.

         J. The Borrower obtained a loan for the Westfield Facility evidenced by a Note dated May 12, 1997 in the maximum principal sum of $8,388,000 (the "Westfield Note") which is secured by, among other things a Mortgage, Assignment and Security Agreement also dated May 12, 1997 (the "Westfield Deed of Trust") and recorded in the Land Records of Union County, New Jersey in Deed Book 6259, Page 141. A principal balance of $100,000 remains outstanding under the Westfield Note.

         K. The Borrower has applied to the Lenders to increase the maximum principal sum of the Original Credit Facility to $250,000,000 or such greater amount as the Lenders may from time to time commit to lend pursuant to the Agency Agreement (such increased and modified credit facility being hereinafter referred to as the "Credit Facility" or the "Loan") and to provide that the Credit Facility will be revolving. Advances or readvances are to be made pursuant to, and secured by, the provisions of that certain Amended and Restated Financing and Security Agreement dated the same date as this Agreement by and between the Agent and the Borrower (as amended, restated or substituted from time to time, the "Financing Agreement") and that certain Amended and Restated Master Construction Loan Agreement dated the same as this Agreement by and between the Agent and the Borrower (as amended, restated or substituted from time to time, the "Construction Agreement").

         L. The Borrower and the Lenders have agreed to (1) the consolidation of the indebtedness evidenced by the Facility Notes with the Master Note which will continue to be secured by, among other things, the Franconia Deed of Trust, the Granite Run Deed of Trust, the Abington Deed of Trust, the Morris Plains Deed of

Trust, the Wayne Deed of Trust, the Old Tappan Deed of Trust and the Westfield Deed of Trust, (collectively, the "Existing Deeds of Trust") and (2) modification of the terms or repayment of the indebtedness evidenced by the Master Note and the Facility Notes.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agent and the Borrower covenant and agree as follows:

         1.      The above Recitals are incorporated herein by reference.

         2. The Facility Notes are hereby consolidated with the Master Note and the Master Note is hereby amended and restated in its entirety as follows:

$250,000,000                                                December 23, 1997

         FOR VALUE RECEIVED, SUNRISE EAST ASSISTED LIVING LIMITED PARTNERSHIP, a Virginia limited partnership (the "Borrower"), promises to pay to the order of NATIONSBANK, N.A., its successors and assigns (the "Agent") as agent for itself and the other lenders who are or shall be from time to time participating as lenders (collectively with the Agent, the "Lenders") hereunder pursuant to the Amended and Restated Agency Agreement of even date herewith (as amended, restated or substituted from time to time the "Agency Agreement"), the maximum principal sum of TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($250,000,000) (the "Principal Sum") or such greater amount as the Lenders may from time commit to lend pursuant hereto and to the Agency Agreement, or so much thereof as may be advanced or readvanced to or for the account of the Borrower pursuant to the terms and conditions of the Financing Agreement (as hereinafter defined) and the Construction Agreement (as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided. All defined terms not otherwise defined herein shall have the meaning set forth in the Financing Agreement or the Construction Agreement.

         1. Interest. Interest on portions of the outstanding Principal Sum shall accrue and be payable for periods of thirty (30) days each or periods of seven (7) days each (each a "Eurodollar Period") at a fixed rate equal to the Eurodollar Rate (as defined in the Financing Agreement), which rate shall be adjusted for any Federal Reserve Board reserve requirements imposed upon the Agent or any of the Lenders from time to time plus that certain number of basis points per annum applicable pursuant to the conditions set forth below. The Eurodollar Rate determined pursuant to the preceding sentence shall be in effect to the end of the applicable Eurodollar Period. Interest payable hereunder shall also be subject to the conditions set forth in Section 2.4 of the Financing Agreement.

No more than six (6) different Eurodollar Periods may be in effect at any one time provided that not more than one (1) Eurodollar Period may be a seven day Eurodollar Period. Interest shall be computed for the actual number of days which have elapsed from the date of each advance of a portion of the Principal Sum calculated on the basis of a 365-day year.

                          PRE-CONDITIONS                              RATE
                          --------------                              ----
                 (a)      if the aggregate Asset Value              Eurodollar Rate
                          (as defined in the Financing              plus 150 basis
                          Agreement) of the Facilities              points
                          on which liens are granted in
                          in favor of the Lenders as
                          Optional Collateral (if any)
                          is less than $50,000,000, the
                          rate shall be as follows.

                 (b)      If the aggregate Asset Value              Eurodollar Rate
                          of the Facilities on which                plus 125 basis
                          liens are granted in favor of             points
                          the Lenders as Optional
                          Collateral is greater than or
                          equal to $50,000,000 but less
                          than $100,000,000, the rate
                          shall be as follows:

                 (c)      If the aggregate Asset Value              Eurodollar Rate
                          of the Facilities on which                plus 100 basis
                          liens are granted in favor of             points
                          the Lenders as Optional
                          Collateral is equal to or
                          greater than $100,000,000,
                          the rate shall be as follows:

         2. Payments and Maturity. (a) Interest only on the outstanding principal balance of the Loan shall be due and payable on the fifteenth (15th) day of the first (1st) month following the Credit Facility Closing (as hereinafter defined) and on the fifteenth (15th) day of each and every month thereafter for a total of thirty-six (36) consecutive months unless otherwise extended pursuant to the terms of the Financing

Agreement; and

                 (b) Principal sums repaid prior to the Maturity Date may be reborrowed pursuant to the terms of the Financing Documents.

                 (c) The outstanding principal balance of the Loan and all accrued and unpaid interest thereon shall be due and owing at the Maturity Date.

                 (d) The Loan shall mature and the entire principal balance of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the date (the "Maturity Date") referred to in the Financing Agreement as the Revolving Credit Termination Date.

         The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Financing Agreement will not affect the continuing validity of this Note or the Financing Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

         3. Default Interest. Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter until such Event of Default is cured at a rate which is at all times equal to three percent (3%) per annum in excess of the rate or rates of interest otherwise payable hereunder.

         4. Late Charges. In the event that any payment due hereunder is not received by the Agent within fifteen (15) days of the date such payment is due (inclusive of the date when due), the Borrower shall pay to the Agent on demand a late charge equal to four percent (4%) of such payment.

         5. Application and Place of Payments. Unless an Event of Default (as hereinafter defined) has occurred, all payments made on account of this Note, including prepayments, shall be applied first to the payment of any prepayment penalty due under Section 4.5 of the Financing Agreement, second to any late charge then due hereunder, third to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. The application of payments after an Event of Default shall be determined by the Agent. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Agent at its principal office in Baltimore, Maryland or at such other times and places as the Agent may at any time and from time to time designate in writing to the Borrower.
Any payment received after 1:00 p.m. (Baltimore Time) shall be deemed to have been received on the next Banking Day.

         6. Prepayment. The Borrower shall have the right to prepay the Principal Sum in full or in part, at any time and from time to time in accordance with Section 4.5 of the Financing Agreement. Sums repaid may be reborrowed.

         7. Financing Agreement and Other Financing Documents. This Note is the Note described in the Amended and Restated Financing and Security Agreement of even date herewith executed by and between the Borrower and the Agent (as amended or otherwise modified from time to time, the "Financing Agreement"). The term "Financing Documents" as used in this Note shall mean collectively this Note, the Financing Agreement, the Master Construction Loan Agreement of even date herewith (the "Construction Agreement"), the Amended and Restated Master Guaranty of Payment Agreement of even date herewith, the Master Guaranty of Performance of even date herewith, the Existing Deeds of Trust, any other Deeds of Trust (as defined in the Construction Agreement), the Security Documents (as defined in the Financing Agreement) and any other instrument, agreement, or document previously, simultaneously, or hereafter executed and delivered by the Borrower and/or any other person, singularly or jointly with any other person, evidencing, securing, guaranteeing, or in connection with the Credit Facility or the Loan.

         8. Security. This Note is secured by, among other things, certain deeds of trust or mortgages (each as amended, restated or substituted from time to time, a "Deed of Trust" collectively, the "Deeds of Trust"), covering that real estate owned by the Borrower or one or more of the Borrower's subsidiaries and the improvements thereon more particularly described in the Deeds of Trust identified on any Borrowing Base Report or listing of Optional Collateral and all other property, real and personal, more particularly described in the Existing Deeds of Trust or any other Deeds of Trust (collectively, the "Property").

         9. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this
Note:

                 (a) The failure of the Borrower to pay to the Agent when due any and all amounts payable by the Borrower to the Lenders under the terms hereunder and such failure continues for five (5) calendar days after notice thereof by the Agent, except with regard to payment of amounts due at maturity for which no notice or cure period shall be required to be given and except for a Borrowing Base Deficiency (as defined in the Financing Agreement) which shall be payable as provided in the Financing Agreement; or

                 (b) The occurrence of a Default or an Event of Default (as those terms are defined in the Financing Agreement) under the terms and conditions of any of the other Financing Documents, which Default or Event of Default remains uncured beyond any applicable grace and/or cure period provided therefor.

         10. Remedies. Upon the occurrence of an Event of Default, at the option of the Lenders, all amounts payable by the Borrower to the Lenders under the terms hereof shall immediately become due and payable by the Borrower to the Lenders without notice to the Borrower or any other person, and the Lenders shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Financing Documents and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness under the Loan hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be liable for payment of the Obligations hereby acknowledge that all advances under the Loan will be made under and will be evidenced by this Note.

         11. Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Note or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), as promulgated from time to time by the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc., predecessor in interest to Endispute, Inc., doing business as "J.A.M.S./Endispute" and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Note may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action. The foregoing notwithstanding, in a claim pertaining to a Deed of Trust or Collateral located in a state with "one-action" rule which might limit to Lenders' remedies, the Agent shall have the right in its sole discretion to restrict the application of this arbitration provision to the extent that it would otherwise result in a limitation on the Lenders' remedies in such state.

                 (i) Special Rules. The arbitration shall be conducted in Fairfax County, Virginia and administered by J.A.M.S./Endispute who will appoint an arbitrator pursuant to its rules of practice and procedure; if J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) calendar days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) calendar days.

                 (ii) Reservations of Rights. Nothing in this Note shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) be a waiver by Agent of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Agent or the Lenders (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Agent or the Lenders may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Note. At the Agent's or the Lenders' option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies. Notwithstanding the foregoing, in the event that the Agent or the Lenders exercise such self help remedies or other actions, the Borrower has not waived any of its rights to seek legal or equitable relief to defend against the Agent's or the Lenders' exercise of such self help remedies or other actions. No provision in the Financing Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Financing Document for arbitration of any controversy or claim.

                 (iii) Confidentiality. Any arbitration proceeding, award, findings of fact, conclusions of law, or other information concerning such arbitration matters shall be held in confidence by the parties and shall not be disclosed except to each party's employees or agents as shall be reasonably necessary for such party to conduct its business; provided, however, that either party may disclose such information for auditing purposes by independent certified public accountants, for complying with applicable governmental laws, regulations or court orders, or that is or becomes part of the public domain through no breach of this Note.

         12. Consent to Jurisdiction. The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment provided that service of process is effected upon the Borrower as provided in this Note or as otherwise permitted by applicable law.

         13. Service of Process. (a) The Borrower hereby irrevocably designates and appoints Wayne G. Tatusko, Esquire of Watt, Tieder & Hoffar, 7929 Westpark Drive, McLean, Virginia 22102, as the Borrower's authorized agent to accept and acknowledge on the Borrower's behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the Commonwealth of Virginia. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the Commonwealth of Virginia satisfactory to the Lenders and shall promptly deliver to the Agent evidence in writing of such agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                 (b) The Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by
(i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower and (ii) serving a copy thereof upon the agent hereinabove designated and appointed by the Borrower as the Borrower's agent for service of process. The Borrower irrevocably agrees that such service shall be deemed to be service of process upon the Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of the Lenders to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of the Lenders otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

         14. WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING NOT REQUIRED TO BE ARBITRATED PURSUANT TO THE TERMS HEREOF TO WHICH THE BORROWER AND THE LENDERS, OR ANY OF THEM, MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE,
(B) THE OTHER FINANCING DOCUMENTS OR (C) ANY OF THE PROPERTY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         15. Expenses. The Borrower promises to pay to the Agent on demand by the Agent all costs and expenses incurred by the Lenders in connection with the collection and enforcement of this Note, including, without limitation, all reasonable attorneys' fees and expenses and all court costs.

         16. Notices. Any notice, request, or demand to or upon the Borrower or the Lenders shall be deemed to have been properly given or made when delivered in accordance with Section 11.1 of the Financing Agreement.

         17. Miscellaneous. Each right, power, and remedy of the Lenders as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lenders of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lenders of any or all such other rights, powers, or remedies. No failure or delay by the Lenders to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lenders from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable hereunder, the Lenders shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms hereof or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

         18. Partial Invalidity. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

         19. Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

         20. Governing Law. The provisions of this Note shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia as the same may be in effect from time to time.

         3. It is expressly understood and agreed that the indebtedness evidenced by the Master Note and the Facility Notes has not been extinguished or discharged hereby and is consolidated herein. The Borrower and/or the Agent agree that the execution of this Note is not intended and shall not cause or result in a novation with regard to the Master Note or the Notes.

         4. This Note may be executed in one or more counterparts each of which shall constitute an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Borrower and the Agent have caused this Amended, Restated, Consolidated and Increased Master Promissory Note to be executed, under seal, by their duly authorized representatives, as of the date first written above.

WITNESS OR ATTEST:                        SUNRISE EAST ASSISTED LIVING LIMITED
                                          PARTNERSHIP,
                                          a Virginia limited partnership

                                          By: Sunrise Assisted Living

Investments, Inc., general partner


/s/ Wayne G. Tatusko                      By:/s/ James S. Pope (SEAL)
--------------------                             -------------
                                                 James S. Pope
                                                 Vice President



WITNESS:                                  NATIONSBANK, N.A., as Agent for itself
                                          and the Other Lenders


/s/ Wayne G. Tatusko                      By: /s/ Robert J. Montanari (SEAL)
--------------------                         ------------------------
                                             Robert J. Montanari
                                             Vice President

STATE/COMMONWEALTH OF VIRGINIA,
CITY/COUNTY OF Fairfax, TO WIT:

         I, Dawn A. Washington , a Notary Public in and for the jurisdiction aforesaid, do hereby certify that James S. Pope as Vice President of Sunrise Assisted Living Investments, Inc., a Virginia corporation, the general partner of Sunrise East Assisted Living Limited Partnership, a Virginia limited partnership, who executed the foregoing instrument, personally appeared before me and acknowledged said Instrument to be his act and deed that he executed said Instrument for the purposes therein contained.

         WITNESS my hand and Notarial Seal.





                                                   /s/ Dawn A. Washington
                                                   --------------------------
                                                   Notary Public

My Commission Expires:





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
STATE/COMMONWEALTH OF VIRGINIA,
CITY/COUNTY OF Fairfax, TO WIT:

         I, Dawn A. Washington, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Robert J. Montanari, a Vice President of NationsBank, N.A., who executed the foregoing instrument, personally appeared before me and acknowledged said Instrument to be his act and deed that he executed said Instrument for the purposes therein contained.

         WITNESS my hand and Notarial Seal.





                                                    /s/ Dawn A. Washington
                                                   -------------------------
                                                   Notary Public

My Commission Expires:





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